Exhibit 3
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(l) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13D with respect to the Common Stock, $1.00 par value, of Coca-Cola Bottling Co. Consolidated beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to Amendment No. 10 to such Schedule 13D.
     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 19th day of February, 2009.

/s/ J. Frank Harrison, III

J. Frank Harrison, III

J. Frank Harrison Family, LLC

By:	/s/ J. Frank Harrison, III

J. Frank Harrison, III, Chief Manager

JFH Family Limited Partnership — FH1
By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. Frank Harrison, III

J. Frank Harrison, III, Chief Manager

JFH Family Limited Partnership — SW1
By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. Frank Harrison, III

J. Frank Harrison, III, Chief Manager

JFH Family Limited Partnership — DH1
By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. Frank Harrison, III

J. Frank Harrison, III, Chief Manager